Exhibit 99.1

US Patent Office Rejects Review on Six of Symantec’s Petitions for Inter Partes Review Challenging Five of Finjan's Patents Asserted Against Symantec
EAST PALO ALTO, CA – 01/14/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, [subsidiary Finjan, Inc.] today announced that the Patent Trial and Appeal Board (PTAB) for the United States Patent & Trademark Office (USPTO) denied six of Symantec Corporations petitions for Inter Partes Review (IPR) of Finjan patents with two serial petitions denied on 7,756,996 (‘996 Patent), and further denials on Finjan’s patents 8,141,154 (‘154 Patent), 8,015,182 (‘182 Patent), 7,930,299 (‘299 Patent) and 7,757,289 (‘289 Patent). The patent lawsuit filed in July of 2014 (CAND-3-14-cv-02998) against Symantec will continue with these and three other Finjan patents, as originally filed. The other Finjan patents in the litigation include, US Patent Nos. 6,154,844, 7,613,926, and 8,677,494.

“This is an unprecedented response by the US Patent Office, today denying the institution of six IPRs and all challenged claims filed by Symantec in response to our lawsuit filed against it in 2014,” stated Phil Hartstein, President and CEO of Finjan.

IPR2015-01548 (‘182 Patent): DENIED
IPR2015-01547 (‘154 Patent): DENIED
IPR2015-01552 (‘289 Patent): DENIED
IPR2105-01549 (‘299 Patent): DENIED
IRP2015-01546 (‘996 Patent): DENIED
IPR2015-01545 (‘996 Patent): DENIED
“Following the recent denials to institute the IPRs filed by Sophos, this is the eighth consecutive denial of IPR challenges against Finjan’s patents. This reinforces the value of the technology covered by our patents and our fervent commitment to winning on the merits,” concluded Hartstein.

Finjan also has pending infringement lawsuits against FireEye, Inc., Proofpoint Inc., Sophos, Inc., Palo Alto Networks, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Vanessa Winter | Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com